Exhibit 10.19
EXECUTION COPY
$300,000,000
BUFFETS, INC.
12 1/2% Senior Notes due 2014
PURCHASE AGREEMENT
October 19, 2006
CREDIT SUISSE SECURITIES (USA) LLC
UBS SECURITIES LLC
GOLDMAN, SACHS & CO.
PIPER JAFFRAY & CO.
c/o Credit Suisse Securities (USA) LLC (“Credit Suisse”)
          Eleven Madison Avenue
                    New York, New York 10010-3629
Dear Sirs:
     1. Introductory. Buffets, Inc., a Minnesota corporation (the “Issuer”) proposes, subject to the terms and conditions stated herein, to issue and sell to the several purchasers named in Schedule A hereto (the “Purchasers”) U.S. $300,000,000 principal amount of its 12 1/2% Senior Notes due 2014 (the “Offered Securities”). The Offered Securities will be issued under an indenture to be dated as of November 1, 2006 (the “Closing Date”) (the “Indenture”), among the Issuer, the Subsidiary Guarantors (as hereinafter defined), Buffets Holdings, Inc. (“Holdings”) and U.S. Bank National Association, as trustee (the “Trustee”). The United States Securities Act of 1933, as amended, is herein referred to as the “Securities Act.”
     As part of the transactions described in the Preliminary Offering Circular and Final Offering Circular (as hereinafter defined) (the “Transactions”), pursuant to the Agreement and Plan of Merger dated as of July 24, 2006, among the Issuer and Ryan’s Restaurant Group, Inc., a South Carolina corporation (“Ryan’s”), and Buffets Southeast, Inc. (the “Merger Subsidiary”) (the “Merger Agreement”), Ryan’s will merge (the “Merger”) with and into the Merger Subsidiary, with Ryan’s remaining as the surviving entity and a wholly-owned subsidiary of the Issuer. The Offered Securities will be unconditionally guaranteed (the “Guarantees”) on a senior basis by Holdings and the Issuer’s subsidiaries listed as such on Schedule B hereto (the “Subsidiary Guarantors”). Immediately after consummation of the Merger, the Offered Securities will be guaranteed on a senior basis by each of the Ryan’s subsidiaries listed on Schedule B-1 hereto (the “Ryan’s Guarantors” and, together with the Subsidiary Guarantors and Holdings, the “Guarantors”). On the Closing Date upon consummation of the Merger, (i) the Ryan’s Guarantors will each execute counterparts to this Agreement (the “Purchase Agreement Counterparts”), and (ii) the Issuer, the Ryan’s Guarantors and the Trustee will enter into a supplemental indenture relating to the Indenture (the “Supplemental Indenture”). In connection with the Transactions, the Issuer will enter into a Credit Facility Agreement among the Issuer, Holdings, the subsidiaries of the Issuer identified therein as guarantors, the lenders from time to time party thereto and Credit Suisse as administrative agent, that will provide for a new credit facility in an aggregate principal amount of U.S. $640,000,000 (the “New Credit Facility”).
     Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”) to be dated the Closing Date, for so long as such Offered Securities constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuer will agree to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, (i) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to the Offered Securities in a like aggregate principal amount as the Issuer issued under the Indenture, identical in all material respects to the Offered Securities and registered under the Securities Act (the “Exchange Securities”), to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the “Exchange Offer”) and (ii) if necessary under the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Offered Securities and to use its commercially reasonable efforts to cause such Registration Statements to be declared effective and cause such Registration Statements to remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Offered Securities and the Exchange Securities are referred to collectively as the “Securities.”
     This Agreement, the Purchase Agreement Counterparts, the Registration Rights Agreement, the Indenture and the Supplemental Indenture are referred to herein collectively as the “Operative Documents.”
     The Issuer hereby agrees with the several Purchasers as follows:
     2. Representations and Warranties of the Issuer, Holdings and the Subsidiary Guarantors. The Issuer, Holdings and the Subsidiary Guarantors jointly and severally represent and warrant to, and agree with, the several Purchasers that:
     (a) A preliminary offering circular (the “Preliminary Offering Circular”) relating to the Offered Securities to be offered by the Purchasers and a final offering circular (the “Final Offering Circular”) disclosing the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement) has been or will be prepared by the Issuer. “General Disclosure Package” means the Preliminary Offering Circular, together with any Issuer Free Writing Communication (as hereinafter defined) existing at the Applicable Time (as hereinafter defined) and the other information, if any, distributed at or prior to the Applicable Time to prospective investors of the Offered Securities, as evidenced by its being specified in Schedule C to this Agreement (including the term sheet listing the final terms of the Offered Securities and their offering, included in Schedule C to this Agreement, which is referred to as the “Terms Communication”). “Applicable Time” means 5:15 p.m. (New York time) on the date of this Agreement. As of the date of this Agreement and as of the Closing Date, the Final Offering Circular does not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the Applicable Time and as of the Closing Date neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Issuer by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Issuer, used or referred to by the Issuer or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Issuer’s records. “Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule C to this Agreement, and which is specified in Schedule D to this Agreement.
     (b) The Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Minnesota, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership of property or the conduct of its business requires such qualification.
     (c) Each subsidiary of the Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing, singly or in the aggregate, would not result in a material adverse effect on the condition (financial or other), business, properties or results of operations of Holdings and its subsidiaries taken as a whole (a “Material Adverse Effect”); all of the issued and outstanding capital stock of each subsidiary of the Issuer has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the General Disclosure Package, the capital stock of each subsidiary owned by the Issuer, directly or through subsidiaries, is owned free from liens, encumbrances and defects. A list of all subsidiaries of the Issuer, indicating their respective jurisdictions of formation or organization and the Issuer’s direct or indirect ownership therein is attached as Schedule E.
     (d) The entities listed on Schedule E hereto are the only subsidiaries, direct or indirect, of the Issuer as of the date of this Agreement.
     (e) The Indenture has been duly authorized by the Issuer, Holdings and the Subsidiary Guarantors. On the Closing Date, the Supplemental Indenture will be duly authorized by the Issuer and the Ryan’s Guarantors. The Offered Securities have been duly authorized by the Issuer; and when the Offered Securities are authenticated and delivered by the Trustee pursuant to the Indenture and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, issued and delivered, will be consistent with the information in the General Disclosure Package and will conform in all material respects to the description thereof contained in the Final Offering Circular; and the Indenture will constitute the valid and legally binding obligation of the Issuer, Holdings and the Subsidiary Guarantors and the Offered Securities will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability from time to time in effect relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).
     (f) The Guarantee of the Offered Securities has been duly authorized by Holdings and each Subsidiary Guarantor and, immediately upon consummation of the Merger, will be duly authorized by each Ryan’s Guarantor. Each Guarantee by each Guarantor of the Offered Securities, when issued, will have been duly executed and delivered by each such Guarantor and will be consistent with the information in the General Disclosure Package and will conform in all material respects to the description thereof contained in the Final Offering Circular. When the Offered Securities and the Guarantees have been issued, executed and authenticated in accordance with the terms of this Agreement and the Indenture, each Guarantee of each Guarantor with respect to such Offered Securities, upon the execution of the Supplemental Indenture in the case of the Ryan’s Guarantors, will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability from time to time in effect relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity);
     (g) On the Closing Date, the Exchange Securities will have been duly authorized by the Issuer; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability from time to time in effect relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).
     (h) The guarantee of the Exchange Securities by Holdings and each Subsidiary Guarantor has been duly authorized by such guarantor and, immediately upon consummation of the Merger, will be duly authorized by each Ryan’s Guarantor; and, when issued, will have been duly executed and delivered by each such guarantor and will be consistent with the information in the General Disclosure Package and will conform in all material respects to the description thereof contained in the Final Offering Circular. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).
     (i) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Issuer and any person granting such person the right to require Holdings or the Issuer to file a registration statement under the Securities Act with respect to any securities of the Issuer or to require the Issuer to include such securities with the Securities registered pursuant to any Registration Statement.
     (j) On the Closing Date, the Indenture, (including the Supplemental Indenture, to the extent applicable), will conform in all material respects to the requirements of the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.
     (k) Except as otherwise disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Issuer or any of its subsidiaries and any person (other than the Purchasers) that would give rise to a valid claim against the Issuer or any of its subsidiaries or the Purchasers for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement.
     (l) Except as set forth in the General Disclosure Package and assuming the accuracy of, and compliance with, the representations, warranties and agreements of the Purchasers under Section 4 of this Agreement, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Issuer except for the order (and filings to obtain such order) of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective and except as may be required under the securities or Blue Sky laws of the various states and foreign jurisdictions.
     (m) Assuming the accuracy of, and compliance with, the representations, warranties and agreements of the Purchasers under Section 4 of this Agreement and the compliance by the holders of the Offered Securities with the offering and transfer restrictions set forth in the Final Offering Circular and upon the consummation of the offering of the Offered Securities as described in the Final Offering Circular, the execution, delivery and performance of the Operative Documents, the Guarantees and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof by the Issuer, Holdings and the Subsidiary Guarantors, as appropriate, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuer or any subsidiary of the Issuer or any of their properties, or (ii) any agreement or instrument to which the Issuer or any such subsidiary is a party or by which the Issuer or any such subsidiary is bound or to which any of the properties of the Issuer or any such subsidiary is subject, or (iii) the charter or by-laws of the Issuer or any such subsidiary, except for, in the case of clause (i) and (ii) hereof, any breach, violation or default that, singly or in the aggregate, would not result in a Material Adverse Effect; and the Issuer, Holdings and the Subsidiary Guarantors have the necessary corporate power and authority to authorize, issue and sell the Offered Securities and the Guarantees thereof, respectively, as contemplated by this Agreement.
     (n) This Agreement has been duly authorized, executed and delivered by the Issuer, Holdings and the Subsidiary Guarantors. On the Closing Date, the Purchase Agreement Counterparts will be duly authorized, executed and delivered by the Ryan’s Guarantors.
     (o) Except as disclosed in the General Disclosure Package, the Issuer and its subsidiaries have good and marketable title to material properties and all other material real properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or proposed to be made thereof by them; and except as disclosed in the General Disclosure Package, the Issuer and its subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or proposed to be made thereof by them.

     (p) The Issuer and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.
     (q) No labor dispute with the employees of the Issuer or any subsidiary exists or, to the knowledge of the Issuer, is imminent that would reasonably be expected to have a Material Adverse Effect.
     (r) The Issuer and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that would individually or in the aggregate have a Material Adverse Effect.
     (s) Except as disclosed in the General Disclosure Package, to the knowledge of the Issuer, neither Holdings nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which would reasonably be expected to lead to such a claim.
     (t) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting Holdings, any of its subsidiaries or any of their respective properties that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer, Holdings or any Subsidiary Guarantor, as appropriate, to perform its obligations under the

Operative Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Issuer’s knowledge, contemplated which may reasonably be expected to have a Material Adverse Effect.
     (u) The consolidated financial statements included in the General Disclosure Package present fairly the financial position of Holdings and its consolidated subsidiaries and as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect in all material respects to those assumptions and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.
     (v) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of Holdings and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by Holdings on any class of its capital stock.
     (w) Neither the Issuer, Holdings nor any of the Subsidiary Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Issuer Act of 1940 (the “Investment Company Act”); and the Issuer is not, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, an “investment company” as defined in the Investment Company Act.
     (x) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under

Section 6 of the United States Securities Exchange Act of 1934 (“Exchange Act”) or quoted in a U.S. automated inter-dealer quotation system.
     (y) Assuming the accuracy of, and compliance with, the representations, warranties and agreements of the Purchasers in Section 4 of this Agreement and the compliance by the holders of the Offered Securities with the offering and transfer restrictions set forth in the Final Offering Circular, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.
     (z) Neither the Issuer, nor any of its affiliates, nor any person acting on its or their behalf (other than the Purchasers, as to whom the Issuer makes no representation) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Issuer, its affiliates and any person acting on its or their behalf (other than the Purchasers, as to whom the Issuer makes no representation) have complied and will comply with the offering restrictions requirement of Regulation S. The Issuer has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.
     (aa) Neither the Issuer nor any of its subsidiaries is (i) in violation of its respective charter, by-laws or similar organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indentures, loan agreement, mortgage, lease or other agreement or instrument that is material to the Issuer or its subsidiaries, as a whole, to which the Issuer or any or its subsidiaries, is a party or by which the Issuer or any of its subsidiaries or their respective properties are bound except in the case of clause (ii), when such default would not individually or in the aggregate, have a Material Adverse Effect.

     (bb) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration process of the Securities Act.
     (cc) Neither the Issuer nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
     (dd) The Registration Rights Agreement has been duly authorized by the Issuer, Holdings and the Subsidiary Guarantors and, on the Closing Date, will have been duly executed and delivered by the Issuer and the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, (ii) to general equity principles and the discretion of the court before which any proceeding therefor must be brought and (iii) as to rights of indemnification and contributions by principles of public policy or Federal and state securities laws relating thereto. On the Closing Date, the Registration Rights Agreement will conform in all material respects to the description thereof in the General Disclosure Package and in the Final Offering Circular.
     (ee) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Issuer that it is considering imposing) any condition (financial or otherwise) on the Issuer’s retaining any rating assigned to the Issuer, any securities of the Issuer or (ii) has indicated to the Issuer that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Issuer or any securities of the Issuer.
     (ff) Holdings maintains disclosure controls and procedures (as defined as Rule 13a-15(e) of the Exchange Act) designed to ensure that information required to be disclosed by Holdings in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the

Exchange Act and the rules and regulations thereunder. Holdings has carried out and will carry out evaluations, under the supervision and with the participation of the management of Holdings and the Issuer, of the effectiveness of the design and operation of the Issuer’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.
     (gg) The Issuer and each of its subsidiaries makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) with GAAP and to maintain asset accountability; (iii) access is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer is not aware of any material weaknesses in its or its subsidiaries’ internal controls.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuer, at a purchase price of 97.25% of the principal amount thereof plus accrued interest, if any, from November 1, 2006 to the Closing Date, the principal amount of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.
     The Issuer will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The Issuer will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Final Offering Circular.
     Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account of the Issuer or an account as the Issuer may direct at a bank acceptable to Purchasers, at the office of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 9:00 a.m. (New York time) on November 1, 2006, or at such other time not later than seven full business days thereafter as Purchasers and the Issuer determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the office of Paul, Weiss, Rifkind, Wharton & Garrison LLP at least 24 hours prior to the Closing Date.
     4. Representations by Purchasers; Resale by Purchasers.
     (a) Each Purchaser severally represents and warrants to the Issuer that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.
     (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A (“Rule 144A”) under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A. Each Purchaser severally represents and agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
Terms used in this subsection (b) have the meanings given to them by Regulation S.
     (c) Each Purchaser severally represents and agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Issuer.
     (d) Each Purchaser severally represents and agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally represents and agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
     (e) Each Purchaser severally represents and agrees that (i) it has not offered or sold and prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.
     5. Certain Agreements of the Issuer. The Issuer agrees with the several Purchasers that:
     (a) The Issuer will advise Credit Suisse promptly of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without Credit Suisse’s consent, which consent shall not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which any document included in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or if it is necessary at any time to amend or supplement the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material to comply with any applicable law, the Issuer will promptly notify Credit Suisse of such event and will promptly prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither Credit Suisse’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7. The second sentence of this subsection does not apply to statements in or omissions from any document in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material made in reliance upon and in conformity with written information furnished to the Issuer by Purchasers specifically for use therein, it being understood and agreed that the only such information is that described in Section 8(b) hereof.
     (b) The Issuer will furnish to the Purchasers copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as Credit Suisse reasonably requests. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will promptly furnish or cause to be furnished to Credit Suisse (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to the extent necessary to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuer will pay the expenses of printing and distributing to the Purchasers all such documents.
     (c) The Issuer will use its commercially reasonable efforts, in cooperation with the Purchasers, to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as Credit Suisse reasonably designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Issuer will not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation in any such state.
     (d) [intentionally omitted]
     (e) During the period of two years after the Closing Date, the Issuer will, upon request, furnish to Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.
     (f) During the period of two years after the Closing Date, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them, unless (i) such Offered Securities are sold pursuant to a registration statement which is effective under the Securities Act or (ii) such Offered Securities are sold accompanied by an opinion of counsel that the buyer of such Offered Securities is acquiring freely tradable securities.
     (g) During the period of two years after the Closing Date, the Issuer will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
     (h) The Issuer will pay all expenses incidental to the performance of its obligations under this Agreement, the Purchase Agreement Counterparts, the Indenture, the Supplemental Indenture

and the Registration Rights Agreement including (i) the fees and expenses of the Trustee, and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Purchase Agreement Counterparts, the Registration Rights Agreement, the Offered Securities, the Indenture, the Supplemental, Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable the, Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) of The NASDAQ Stock Market, Inc. and any expenses incidental thereto; (iv) the cost of any advertising approved by the Issuer in connection with the issue of the Offered Securities; (v) any reasonable expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions as Purchasers designate and the printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Offered Securities; and (vii) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers. The Issuer will reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Issuer’s officers and employees and any other expenses of the Purchasers and the Issuer in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.
     (i) In connection with the offering, until Purchasers shall have notified the Issuer of the completion of the resale of the Offered Securities, neither the Issuer nor any of its affiliates has or will (other than the Purchasers or their affiliates as to which the Issuer makes no agreement) either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates (other than the Purchasers or their affiliates as to which the Issuer makes no agreement) will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

     (j) For a period of 90 days after the date of this Agreement, the Issuer will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, without the written consent of Credit Suisse, UBS Securities LLC and Goldman, Sachs & Co., any United States dollar-denominated debt securities (which does not include borrowings under the New Credit Facility or evidence of such borrowings or the Exchange Securities) issued or guaranteed by the Issuer and having a maturity of more than one year from the date of issue. The Issuer will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities.
     (k) The Issuer will use its commercially reasonable efforts to cause the Offered Securities to become qualified for trading in PORTAL.
     6. Free Writing Communications. (a) The Issuer represents and agrees that, unless it obtains the prior consent of the Purchasers, and each Purchaser represents and agrees with the Issuer that, unless it obtains the prior consent of the Issuer and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Communications included in Schedule C to this Agreement.
     (b) The Issuer consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in the Terms Communication or is included in or is subsequently included in the Final Offering Circular or (ii) does not contain any material information about the Issuer or its securities that was provided by or on behalf of the Issuer, it being understood and agreed that any such Free Writing Communication referred to in clause (i) or (ii) shall not be Issuer Free Writing Communication for purposes of this Agreement.
     7. Conditions of the Obligations of the Purchasers. The obligation of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuer herein, to the accuracy of the statements of officers of the Issuer made pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder in all material respects and to the following additional conditions precedent:

     (a) The Purchasers shall have received a customary “comfort letter”, dated the date of this Agreement, of Deloitte & Touche LLP, in form and substance reasonably satisfactory to the Purchasers concerning certain financial information with respect to Holdings and its subsidiaries set forth in the General Disclosure Package.
     (b) The Purchasers shall have received a customary “comfort letter”, dated the date of this Agreement, of KPMG LLP, in form and substance reasonably satisfactory to the Purchasers concerning certain financial information with respect to Ryan’s and its subsidiaries set forth in the General Disclosure Package.
     (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of Holdings and its subsidiaries taken as one enterprise which, in the reasonable judgment of the Purchasers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Issuer or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Issuer or any of its subsidiaries has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Purchasers including Credit Suisse, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Purchasers including Credit Suisse, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.
     (d) The Purchasers shall have received opinions, dated the Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Issuer, in substantially the form attached hereto as Exhibit A and reasonably acceptable to the Purchasers.
     (e) The Purchasers shall have received an opinion, dated the Closing Date from Faegre & Benson LLP, Minnesota counsel for the Issuer in the form of Exhibit B hereto and reasonably acceptable to the Purchasers.
     (f) The Purchasers shall have received an opinion, dated the Closing Date from McNair Law Firm, P.A., South Carolina counsel for Ryan’s, in the form of Exhibit C hereto and reasonably acceptable to the Purchasers.
     (g) The Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuer, the validity of the Offered Securities, the Final Offering Circular and the General Disclosure Package, the exemption from registration for the offer and sale of the Offered Securities by the Issuer to the Purchasers and the resales by the Purchasers as contemplated hereby and other related matters as Purchasers may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (h) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Issuer and each Guarantor in which such officers, to the best of their knowledge and after reasonable investigation, shall state on behalf of the Issuer and the Guarantors that the representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct, that the Issuer and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries taken as a whole except as set forth in or contemplated by the General Disclosure Package or as described in such certificate.
     (i) The Purchasers shall have received a letter, dated the Closing Date, of Deloitte & Touche which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection and except it shall refer to financial information with respect to Holdings and its subsidiaries in the Final Offering Circular.
     (j) The Purchasers shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection and except it shall refer to financial information with respect to Ryan’s and its subsidiaries in the Final Offering Circular.
     (k) The Issuer and the Guarantors shall have executed and delivered the Registration Rights Agreement.
     (l) The Issuer shall have furnished the certificate of the Chief Financial Officer of the Issuer, in the form attached hereto as Exhibit D.
     The Issuer will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. Credit Suisse may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.
     8. Indemnification and Contribution. (a) The Issuer will indemnify and hold harmless each Purchaser, its partners, directors, members and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Issuer’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.
     (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Issuer, its directors and officers and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented or any Issuer Free Writing Communication, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Purchaser through Credit Suisse specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular: paragraph three, paragraph eighteen and the third and fourth sentences of paragraph fourteen under the caption “Plan of Distribution”; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuer’s failure to perform its obligations under Section 5(a) of this Agreement.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent that it has been materially prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to any admission of fault, culpability or failure to act by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent.
     (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering

(before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Purchasers from the Issuer under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.
     (e) The obligations of the Issuer under this Section 8 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act.
     9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount number of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal number of Offered Securities, Credit Suisse may make arrangements satisfactory to the Issuer for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Purchasers are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse and the Issuer for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuer, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Issuer, or any of its representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuer and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 7(c), the Issuer will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.
     11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: IBD Legal Group, or, if sent to the Issuer, will be mailed, delivered or telegraphed and confirmed to it at 1460 Buffet Holdings, Inc., Eagan, MN 55121, Attention: General Counsel, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, Attention: John C. Kennedy; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser at the address provided in Schedule A.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer as if such holders were parties hereto.
     13. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     15. Absence of Fiduciary Relationship. The Issuer acknowledges and agrees that:
     (a) the Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Issuer and the Purchasers has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Purchasers have advised or is advising the Issuer on other matters;
     (b) the purchase price of the Offered Securities set forth in this Agreement was established by the Issuer following discussions and arm’s-length negotiations with the Purchasers and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) the Issuer has been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer and that the Purchasers have no obligation to disclose such interests and transactions to Issuer by virtue of any fiduciary, advisory or agency relationship; and
     (d) the Issuer waives, to the fullest extent permitted by law, any claims it may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Purchasers shall have no liability (whether direct or indirect) to the Issuer in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer, including stockholders, employees or creditors of the Issuer.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.
The Issuer and the Purchasers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to the Issuer one of the counterparts hereof, whereupon it will become a binding agreement between the Issuer and the several Purchasers in accordance with its terms.
Very truly yours,

BUFFETS, INC.,

By
/s/ H. Thomas Mitchell Name: H. Thomas Mitchell
Title: Secretary

BUFFETS HOLDINGS, INC.,

By
/s/ H. Thomas Mitchell Name: H. Thomas Mitchell
Title: Secretary

BUFFETS LEASING COMPANY, LLC,

By
/s/ H. Thomas Mitchell Name: H. Thomas Mitchell
Title: Manager/Secretary

HOMETOWN BUFFET, INC.,

By
/s/ H. Thomas Mitchell Name: H. Thomas Mitchell
Title: Executive Vice President

HOMETOWN LEASING COMPANY, LLC,

By
/s/ H. Thomas Mitchell Name: H. Thomas Mitchell
Title: Manager/Secretary

OCB LEASING COMPANY, LLC,

By
/s/ H. Thomas Mitchell Name: H. Thomas Mitchell
Title: Manager/Secretary

OCB PURCHASING CO.,

By
/s/ H. Thomas Mitchell Name: H. Thomas Mitchell
Title: Executive Vice President

OCB RESTAURANT COMPANY, LLC,

By
/s/ H. Thomas Mitchell Name: H. Thomas Mitchell
Title: Manager/Secretary

TAHOE JOE’S LEASING COMPANY, LLC,

By
/s/ Jason A. Greff Name: Jason A. Greff
Title: Manager/Secretary

TAHOE JOE’S, INC.,

By
/s/ Jason A. Greff Name: Jason A. Greff
Title: Secretary

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.
CREDIT SUISSE SECURITIES (USA) LLC,
UBS SECURITIES LLC,
GOLDMAN, SACHS & CO.,
PIPER JAFFRAY & CO.,
Acting on behalf of itself and as the Representative of the several Purchasers.
BY CREDIT SUISSE SECURITIES (USA) LLC,

By	/s/ Diron Jebejian Name: Diron Jebejian
Title: Director

SCHEDULE A

Principal Amount Offered
Purchaser	Securities
Credit Suisse Securities (USA) LLCEleven Madison Avenue New York, New York 10010-3629	$123,750,000
UBS Securities LLC 299 Park Avenue, 32nd Floor New York, New York 10171	$116,250,000
Goldman, Sachs & Co. One New York Plaza New York, New York 10004	$45,000,000
Piper Jaffray & Co. 345 California Street, Suite 2400 San Francisco, California 94104	$15,000,000

Total	$300,000,000

SCHEDULE B

Subsidiary	Control	Place of Formation
Buffets Leasing Company, LLC	Buffets, Inc.	Minnesota

HomeTown Buffet, Inc.	Buffets, Inc.	Minnesota

HomeTown Leasing Company, LLC	HomeTown Buffet, Inc.	Minnesota

OCB Leasing Company, LLC	OCB Restaurant Company, LLC	Minnesota

OCB Purchasing Co.	Buffets, Inc.	Minnesota

OCB Restaurant Company, LLC	Buffets, Inc.	Minnesota

Tahoe Joe’s Leasing Company, LLC	OCB Restaurant Company, LLC	Minnesota

Tahoe Joe’s, Inc.	Buffets, Inc.	Delaware

SCHEDULE B-1

Subsidiary	Control	Place of Formation
Ryan’s Restaurant Group, Inc.		South Carolina

Big R Procurement Company, LLC	Ryan’s Restaurant Group, Inc.	Delaware

Fire Mountain Restaurants, Inc.[1]	Ryan’s Restaurant Group, Inc.	Delaware

[1]	To be converted to a limited liability company prior to the Closing Date.

SCHEDULE C
1.	Terms Communication attached hereto as Exhibit C-1.

2.	Supplement to Preliminary Confidential Offering dated October 10, 2006, dated October 19, 2006 attached hereto as Exhibit C-2.

EXHIBIT C-1
Credit Suisse
High Yield Capital Markets

Issuer:	Buffets, Inc.
Security Description:	Senior Unsecured Notes
Face:	$300,000,000
Gross Proceeds:	$300,000,000
Coupon:	12.500%
Maturity:	11/1/2014
Offering Price:	$100.000
Yield to Maturity:	12.500%
Spread to Treasury:	773
Benchmark:	4.25% UST due 11/2014
Ratings:	Caa1 /CCC
Interest Payment Dates:	January 1 and July 1
Commencing:	1/1/2007	(Short coupon date)
Optional Redemption:	Callable, on or after the following dates, and at the following prices:
	Date	Price
	11/1/2010	106.250%
	11/1/2011	103.125%
	11/1/2012	100.000%
	11/1/2013	100.000%
	and thereafter
Equity Clawback:	Redeem until 11/1/2009	at 112.50%
	for up to	35.0%
Trade Date:	10/19/2006
Settlement Date:	11/1/2006	(T+9)
Cusip Numbers:	144A:	119883AD8
	RegS:	U08958AB3
	ISIN:	USU08958AB39
Min. Allocation:	$2,000
Increments:	$1,000
Gross Spread:	2.75%
Book-Runners:	Credit Suisse Securities (USA) LLC		41.25%
	UBS Securities LLC		38.75%
	Goldman, Sachs & Co.		15.00%
CoManagers:	Piper Jaffray & Co.		5.00%
Other:	Supplement Information to follow.
This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making contained in the relevant prospectus or offering circular in making their investment decisions. This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934. A formal confirmation will be delivered to you separately. This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to persons in offshore transactions in reliance on Regulation S under the Act. The notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

EXHIBIT C-2
Supplement to Preliminary Confidential Offering Circular
dated October 10, 2006 Buffets, Inc.
A Preliminary Confidential Offering Circular dated October 10, 2006 of Buffets, Inc. (the “Preliminary Offering Circular”) in connection with its proposed issuance of senior floating rate notes and senior fixed rate notes was previously distributed. This supplement to the Preliminary Offering Circular revises or updates certain information included in the Preliminary Offering Circular. Defined terms used but not defined herein shall have the meanings assigned to them in the Preliminary Offering Circular.
The Transactions have been revised so that: (i) $300 million aggregate principal amount of senior fixed rate notes will be issued in this offering and no senior floating rate notes will be issued; (ii) the senior secured term loan facility of the New Credit Facility will now be in an aggregate principal amount of up to $530 million; and (3) the non-core assets consisting of approximately 44 underperforming Ryan’s restaurants and approximately 13 undeveloped or non-operating properties that we will acquire in the Ryan’s acquisition (the “Non-Core Properties”), which were planned to be distributed to Buffets Restaurants Holdings, Inc., will not be distributed to Buffets Restaurants Holdings, Inc. (and will instead be held by us). We plan to sell or close the Non-Core Properties.
We have attached to this supplement revised pages from the Preliminary Offering Circular that show changes to our pro forma financial information. These changes reflect the fact that we will not distribute the Non-Core Properties but do not reflect the revised capital structure described in the prior paragraph.
In “Description of the Notes”, clause b(l 1) of the covenant entitled “Limitation on Restricted Payments” on page 119 of the Preliminary Offering Circular has been deleted and will not be included in the final “Description of the Notes.”
The fourth sentence of the first paragraph under “Our Company” on page 1 of the Preliminary Offering Circular and the fourth sentence of the first paragraph under “Business-Overview” on page 72 are hereby deleted and replaced by “Numerous annual surveys conducted by Restaurants and Institutions magazine have shown that consumers consistently rank Old Country Buffet, HomeTown Buffet and Ryan’s among the highest perceived value of all restaurants in their class.”
On October 19, 2006, we reported a decrease in same store sales of -0.4% for the first quarter of our 2007 fiscal year (the twelve-week period ended September 20, 2006) as compared to the comparable period in the prior year. We also reported a same store sales increase of approximately 1% for our fourth fiscal accounting period (the four-week period ended October 18, 2006) as compared to the comparable period in the prior year, in which same store sales were up 3.5%. The improvement in same store sales is attributed to favorable guest response to Buffets’ fall “Steakhouse Classics” promotion and related advertising campaign, which was launched in the middle of the accounting period, as well as a decline in retail gasoline prices.
October 19, 2006

SCHEDULE D
SUPPLEMENTAL MARKETING MATERIAL
•	Electronic Bloomberg roadshow slides and accompanying audio recording.

SCHEDULE E
LIST OF SUBSIDIARIES
1. Buffets Leasing Company, LLC
2. HomeTown Buffet, Inc.
3. HomeTown Leasing Company, LLC
4. OCB Leasing Company, LLC
5. OCB Purchasing Co.
6. OCB Restaurant Company, LLC
7. Tahoe Joe’s Leasing Company, LLC
8. Tahoe Joe’s, Inc.

EXHIBIT A
FORM OF PAUL, WEISS, RIFKIND,
WHARTON & GARRSION LLP OPINION
     1. Each Guarantor listed on schedule III hereto (each a “Delaware Corporation Guarantor”) has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Based solely upon certificates of public officials in the respective jurisdictions (copies of which have been delivered to you by the Company and the Guarantors), the Company and the Guarantors are duly qualified to do business in each of the jurisdictions listed on Schedule V hereto. Each Delaware Corporation Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Registration Rights Agreement and the Indenture and to own and hold its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular.
     2. Each Guarantor listed on Schedule IV hereto (each a “Delaware LLC Guarantor”) is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware. Each Delaware LLC Guarantor has all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Registration Rights Agreement and the Supplemental Indenture and to own and hold its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular.
     3. The Indenture has been duly authorized, executed and delivered by each Delaware Corporation Guarantor and is a valid and legally binding obligation of the Company and each Guarantor (other than the persons listed on Schedule II hereto (the “Ryan’s Guarantors”)), enforceable in accordance with its terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to its description contained in the General Disclosure Package and the Final Offering Circular under the caption “Description of the Notes.” The Indenture conforms in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) applicable to an indenture which is qualified under the Trust Indenture Act.
     4. The Supplemental Indenture has been duly authorized, executed and delivered by each Delaware LLC Guarantor and is a valid and legally binding obligation of the Company and each Ryan’s Guarantor, enforceable in accordance with its terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     5. The Notes, when duly and validly authorized, executed, issued and delivered by the Company against payment as provided in the Purchase Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture as supplemented by the Supplemental Indenture and enforceable against the Company in accordance with their terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Notes, when issued and delivered, will conform in all material respects to the description contained in the General Disclosure Package and the Final Offering Circular under the caption “Description of the Notes.”
     6. Each Delaware Guarantor has duly authorized and delivered its Guarantee and, when the Notes are duly issued by the Company against payment as provided in the Purchase Agreement, the Guarantee of each Guarantor will be a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Guarantees, when issued and delivered, will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Circular under the caption “Description of the Notes.”
     7. The Exchange Securities, when duly and validly authorized, executed, issued and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer, and the Indenture as supplemented by the Supplemental Indenture, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture as supplemented by the Supplemental Indenture and enforceable against the Company in accordance with their terms, except that the enforceability of the Exchange Securities may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Exchange Securities, when issued and delivered, will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Circular under the caption “Description of the Notes.”
     8. Each Delaware Guarantor has duly authorized the guarantee of the Exchange Securities and, when the Exchange Securities are duly executed, issued and delivered by the Company, the guarantee of the Exchange Securities (each, an “Exchange Guarantee”) of each Guarantor will be a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, except that the enforceability of the Exchange Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Exchange Guarantees, when issued and delivered, will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Circular under the caption “Description of the Notes.”
     9. The Purchase Agreement has been duly authorized, executed and delivered by each Delaware Guarantor.
     10. The Registration Rights Agreement has been duly authorized, executed and delivered by each Delaware Guarantor and is a valid and legally binding obligation of the Company and each Guarantor, enforceable in accordance with its terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions of the Registration Rights Agreement may be unenforceable.
     11. Based upon the representations, warranties and agreements of the Company and the Guarantors in Section 2 of the Purchase Agreement (other than the representations and warranties in Section 2(y) of the Purchase Agreement), and of the Initial Purchasers in Section 4 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes (including the Guarantees) to the Initial Purchasers under the Purchase Agreement, or in connection with the initial resale of the Notes (including the Guarantees) by the Initial Purchasers in accordance with Section 3 of the Purchase Agreement, to register the Notes or the Guarantees under the Act or to qualify the Indenture under the Trust Indenture Act; it being understood that we express no opinion as to any subsequent resale of the Notes (including the Guarantees).
     12. To our knowledge, there are no legal proceedings pending or overtly threatened against the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or could reasonably be expected to materially impair the Company’s ability to perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Notes, the Indenture or the Supplemental Indenture.
     13. Based upon the representations, warranties and agreements of the Company and the Guarantors in Section 2 of the Purchase Agreement and of the Initial Purchasers in Section 4 of the Purchase Agreement, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities or Blue Sky laws of the various states, as to which we express no opinion) is required under any Applicable Law for the issuance, authentication or sale of the Notes or the performance by the Company and the Guarantors of their obligations under the Purchase Agreement, the Registration Rights Agreement, the Notes, the Indenture and the Supplemental Indenture, except (i) as may be required in connection with the registration of the Notes (including the Guarantees) in accordance with the Registration Rights

Agreement and (ii) as may be required under applicable securities laws following the date of this letter. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America. For purposes of this opinion and our opinion in paragraph 14 hereof, the term “Applicable Law” means the General Corporation Law of the State of Delaware (the “GCL”), the Delaware Limited Liability Company Act (the “DLLCA”) and those laws, rules and regulations of the United States of America, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Purchase Agreement, except that “Applicable Law” does not include the anti-fraud provisions of the securities laws of any applicable jurisdiction or any state securities or Blue Sky laws of the various states.
     14. Based upon the representations, warranties and agreements of the Company and the Guarantors in Section 2 of the Purchase Agreement (other than the representations and warranties in Section 2(m) of the Purchase Agreement, and of the Initial Purchasers in Section 4 of the Purchase Agreement, the issuance and sale of the Notes by the Company, the issuance of the Guarantees by the Guarantors, the authentication of the Notes by the Trustee and the compliance by the Company and each Guarantor with all of the provisions of the Purchase Agreement, the Registration Rights Agreement, the Indenture as supplemented by the Supplemental Indenture and the transactions contemplated by them, as applicable, will not (i) in the case of the Delaware Corporation Guarantors, result in a violation of the Delaware Charter Documents, (ii) in the case of the Delaware LLC Guarantors, result in a violation of the Delaware LLC Guarantor Organizational Documents, (iii) breach or result in a default under any agreement, indenture or instrument listed on Schedule VI to this opinion or (iv) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except, in the case of clauses (iii) and (iv), where the breach, default or violation could not reasonably be expected to have a material adverse effect on Holdings and its subsidiaries, taken as a whole and except that, with respect to this clause (iv), no opinion is expressed as to the anti-fraud provisions of any securities laws of any applicable jurisdiction.
     15. The statements in the General Disclosure Package and the Final Offering Circular under the heading “Certain U.S. Federal Income Tax Considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.
     16. The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds as described in the General Disclosure Package and the Final Offering Circular under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission under that statute.

EXHIBIT B
FORM OF FAEGRE & BENSON LLP OPINION
          1. The Company and each Subsidiary Guarantor is a corporation or limited liability company, as appropriate, validly existing and in good standing under the laws of the State of Minnesota. The Company, HomeTown Buffet, Inc. and OCB Purchasing Co. have each been duly incorporated. The Company and each Subsidiary Guarantor have all necessary corporate or limited liability company, as appropriate, power and authority to execute, deliver and perform their respective obligations under the Purchase Agreement, the Registration Rights Agreement and the Indenture. The Company and each Subsidiary Guarantor has all necessary corporate power and authority to own and hold its properties and conduct its business as currently conducted.
          2. The Indenture has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor.
          3. The Notes have been duly authorized, executed and delivered by the Company.
          4. Each Subsidiary Guarantor has duly authorized its guarantee of the Notes as provided in the Indenture (the “Guarantee”).
          5. The Exchange Securities have been duly authorized by the Company.
          6. Each Subsidiary Guarantor has duly authorized its Guarantee of the Exchange Securities.

          7. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor.
          8. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor.
          9. The compliance by the Company and each Subsidiary Guarantor with the provisions of the Purchase Agreement, the Registration Rights Agreement and the Indenture and the consummation of the transactions contemplated by them will not (i) result in a violation by the Company or any Subsidiary Guarantor of its respective articles of incorporation or articles of organization, as appropriate, or bylaws or (ii) violate any provision of statutory law or regulation of the State of Minnesota applicable thereto.
          10. No consent, approval, authorization, or other order of, or registration or filing with, any governmental or regulatory authority or agency of the State of Minnesota under any provisions of statutory law or regulation of the State of Minnesota applicable to the Company or any Subsidiary Guarantor is required for the Company or such Subsidiary Guarantor’s execution, delivery, and performance of the Operative Documents to which it is a party or for the performance of its obligations thereunder.
          11. The Supplemental Indenture has been duly authorized, executed and delivered by the Company.

EXHIBIT C
FORM OF MCNAIR LAW FIRM, P.A. OPINION
     1. Based on the Certificate of Existence issued by the South Carolina Secretary of State, the Guarantor is a corporation validly existing under the laws of the State.
     2. The Guarantor has all necessary corporate power and authority to execute and deliver the Operative Documents to which it is a party and to consummate the transactions contemplated thereby.
     3. The execution and delivery of the Operative Documents to which the Guarantor is a party and the consummation of the transactions contemplated thereby on the part of the Guarantor have been duly authorized by the Guarantor.
     4. The Counterpart to the Purchase Agreement has been duly authorized, executed and delivered by the Guarantor.
     5. The Operative Documents to which the Guarantor is a party have been duly executed and delivered by the Guarantor.
     6. The execution and delivery by the Guarantor of the Operative Documents to which the Guarantor is a party and the consummation of the transactions contemplated by them do not (i) result in a violation by the Guarantor of the Guarantor Organizational Documents or (ii) violate any provision of statutory law or regulation of the State applicable thereto.
     7. Except for filings with the Secretary of State with respect to the Guarantor Organizational Documents, and such other filings, authorizations or approvals as are specifically contemplated by the Operative Documents, no governmental approvals of the State which have not been obtained are required to be obtained by the Guarantor for the authorization, execution and delivery of the Operative Documents to which the Guarantor is a party, or the consummation by the Guarantor of the transactions contemplated thereby.

EXHIBIT D
CHIEF FINANCIAL OFFICER’S CERTIFICATE

BUFFETS, INC.
Chief Financial Officer’s Certificate
Capitalized terms not defined in this certificate have the meaning ascribed to them in the Purchase Agreement among Buffets, Inc., a Minnesota corporation (the “Company”), the Guarantors and Credit Suisse Securities (USA) LLC, UBS Securities LLC, Goldman, Sachs & Co. and Piper Jaffray & Co. (collectively, the “Purchasers”), dated October 19, 2006 (the “Purchase Agreement”).
In connection with the offering by the Company of $300,000,000 aggregate principal amount of its 12.50% Senior Notes due 2014 (the “Notes”) pursuant to a preliminary offering circular (the “Preliminary Offering Circular”) dated October 10, 2006, I,        , Chief Financial Officer of the Company, have been asked to deliver this certificate to the Purchasers and, based on my examination of the Company’s financial records and schedules undertaken by myself and members of my staff who are responsible for the Company’s financial accounting matters, I hereby certify that:
1.	I, or members of my staff, have read the sections marked on certain pages of the Preliminary Offering Circular and the Supplement to Preliminary Confidential Offering Circular dated October 10, 2006, dated October 19, 2006 (the “Supplement”), attached hereto as Annex A, regarding (i) the expected cost savings resulting from the merger of Ryan’s Restaurant Group, Inc. (“Ryan’s”) with and into Buffets Southeast, Inc. (the “Merger Subsidiary”), with Ryan’s as the surviving entity and a wholly-owned subsidiary of the Company, on the Closing Date pursuant to an agreement and plan of merger among Ryan’s, the Merger Subsidiary and the Company, dated as of July 24, 2006 and (ii) the projected financial information of the Company for the first quarter of the 2007 fiscal year, as supplemented by the Supplement (together, the “Certified Information”);

2.	I, or members of my staff, have examined the records and documents of the Company and Ryan’s and have made such investigations that I have deemed necessary or appropriate as a basis for the opinion expressed below in paragraph 3; and

3.	In my opinion, the Certified Information does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the Certified Information not misleading.
This certificate is to assist the Purchasers in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Notes covered by the Preliminary Offering Circular.

IN WITNESS WHEREOF, I have hereunto signed my name on this 19th day of October, 2006.
By:
Name:
Title: Chief Financial Officer

ANNEX A